As filed with the Securities and Exchange Commission on September 29, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 East 52nd Street

New York, New York 10022

(Address of principal executive offices)

The PNC Financial Services Group, Inc. Incentive Savings Plan

BlackRock, Inc. Retirement Savings Plan

BlackRock, Inc. 1999 Stock Award and Incentive Plan

BlackRock, Inc. 2001 Employee Stock Purchase Plan

BlackRock, Inc. 2002 Long-Term Retention and Incentive Program

BlackRock, Inc. Nonemployee Directors Stock Compensation Plan

BlackRock, Inc. Voluntary Deferred Compensation Plan

BlackRock, Inc. Involuntary Deferred Compensation Plan

(Full title of the plan)

Robert P. Connolly

Managing Director, General Counsel and Secretary

New BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

Tel.: (212) 810-5300

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	15,321,520		$149.31	$2,287,656,151	$244,780
Deferred Compensation Obligations(3)	$102,000,000	(4)	—	$102,000,000	$10,914
Total	—		—	$2,389,656,151	$255,694

(1)	This Registration Statement registers the issuance of an aggregate of $102,000,000 Deferred Compensation Obligations pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan and the BlackRock, Inc. Involuntary Deferred Compensation Plan (the “Deferred Compensation Plans”) and an aggregate of 15,346,520 shares of common stock of New BlackRock, Inc., of which 5,000 are issuable pursuant to The PNC Financial Services Group, Inc. Incentive Savings Plan; 20,000 are issuable pursuant to the BlackRock, Inc. Retirement Savings Plan; 896,090 are issuable pursuant to the BlackRock, Inc. 2001 Employee Stock Purchase Plan; 10,419,243 are issuable pursuant to the BlackRock, Inc. 1999 Stock Award and Incentive Plan; 4,000,000 are issuable pursuant to the BlackRock, Inc. 2002 Long-Term Retention Incentive Program; and 6,187 are issuable pursuant to the BlackRock, Inc. Nonemployee Directors Stock Compensation Plan (collectively the “Stock Plans” and, together with the Deferred Compensation Plans, the “Plans”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Stock Plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of BlackRock, Inc. class A common stock as reported by the New York Stock Exchange on September 27, 2006.
(3)	The Deferred Compensation Obligations are unfunded and unsecured general obligations of BlackRock, Inc. to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plans.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

EXPLANATORY NOTE

On September 29, 2006, pursuant to the terms of a Transaction Agreement and Plan of Merger (the “Transaction Agreement”), dated as of February 15, 2006, by and among Merrill Lynch & Co., Inc. (“Merrill Lynch”), BlackRock, Inc. (“BlackRock”), New BlackRock, Inc. (formerly New Boise, Inc. and hereinafter referred to as “New BlackRock”) and BlackRock Merger Sub., Inc (formerly Boise Merger Sub, Inc.), New BlackRock became the public holding company for BlackRock’s businesses and Merrill Lynch contributed its investment management business via a capital contribution to New BlackRock (the “Transaction”). Pursuant to the Transaction, each share of issued and outstanding BlackRock class A common stock, par value $0.01 per share (the “Class A Common Stock”), and each share of issued and outstanding BlackRock class B common stock were converted into one share of common stock of New BlackRock, par value $0.01 per share (the “Common Stock”).

In connection with the transactions contemplated by the Transaction Agreement, New BlackRock is assuming certain plans sponsored by BlackRock, including: the BlackRock, Inc. 1999 Stock Award and Incentive Plan, the BlackRock, Inc. 2001 Employee Stock Purchase Plan, the BlackRock, Inc. 2002 Long-Term Retention and Incentive Program, the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”), the BlackRock, Inc. Involuntary Deferred Compensation Plan (the “IDCP”) and the BlackRock, Inc. Nonemployee Directors Stock Compensation Plan (collectively, the “BlackRock Plans”). In addition, New BlackRock has adopted the BlackRock, Inc. Retirement Savings Plan and is registering shares of Common Stock that may be acquired for the accounts of participants under that plan as well as the PNC Financial Services Group, Inc. Incentive Savings Plan (together with the BlackRock Plans, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) BlackRock, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005;

(b) BlackRock, Inc.’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006; BlackRock, Inc.’s Current Reports on Form 8-K dated January 10, 2006, February 22, 2006, February 24, 2006, March 29, 2006, May 24, 2006, July 13, 2006 and August 3, 2006; and

(c) The description of the Common Stock contained in the Registration Statement on Form S-4 under the section entitled “New BlackRock Capital Stock—New BlackRock Common Stock” filed by the Registrant, dated August 17, 2006 (File No. 333-134916), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by New BlackRock pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Under the VDCP, New BlackRock will provide a select group of management and highly compensated employees (the “Eligible Employees”) the opportunity to enter into agreements for the deferral of a specified percentage of their annual performance bonus compensation. The obligations of New BlackRock under such agreements (the “VDCP Obligations”) will be unfunded and unsecured general obligations of New BlackRock to pay in the future the value of an account established and maintained by New BlackRock (the “Deferred Compensation

Account”) for participating Eligible Employees (each a “Participant”) under the VDCP, adjusted to reflect the performance during the deferral period, whether positive or negative, of certain tracking investments that are available under the VDCP, as chosen in the sole discretion of New BlackRock’s Management Committee (the “Investment Funds”). The VDCP has also assumed the obligations of PNC to certain employees under the PNC Supplemental Incentive Savings Plan.

The VDCP will be administered by New BlackRock’s Management Committee (the “Committee”). The amount of compensation to be deferred by each Participant will be determined in accordance with the VDCP based on elections by the Participant. An Eligible Employee may elect to defer between 1% and 100% of that portion of his or her annual performance bonus not mandatorily deferred under New BlackRock’s Involuntary Deferred Compensation Plan, in increments of at least 1%, subject to certain maximum deferral thresholds for Participants who are United States residents. The Participants under the VDCP must specify a deferral period of one, three, five or ten years.

Subject to the terms of the VDCP, the amounts deferred by Participants will be used to make tracking investments in the Investment Funds. The VDCP Obligations to each Participant will equal the balance in the Participant’s Deferred Compensation Account. Each Participant’s Deferred Compensation Account will be adjusted to reflect deferrals by the Participant, employer contributions, if any, and the investment performance of the Investment Funds, including any appreciation or depreciation.

The VDCP Obligations will be distributed by New BlackRock in accordance with the terms of the VDCP. Upon the written request of the Participant and a determination by the Committee that a Participant has suffered an unforeseeable financial hardship, the Committee may revoke the deferral of a Participant’s annual performance bonus and/or direct New BlackRock to pay such Participant an amount necessary to meet the emergency. A Participant may also withdraw his or her Deferred Compensation Account in accordance with the terms of the VDCP.

A Participant’s right or the right of any other person to the VDCP Obligations cannot be assigned or transferred in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process. The Committee may at any time amend or terminate the VDCP, except that no such amendment or termination may act to reduce a Participant’s Deferred Compensation Account as it existed as of the day before the effective date of such amendment or termination.

Under the IDCP, New BlackRock will provide a select group of management and highly compensated employees (the “IDCP Eligible Employees”) the opportunity to participate in a plan for the mandatory deferral of a specified percentage of their annual performance bonus compensation. The obligations of New BlackRock under such plan (the “IDCP Obligations”) will be unfunded and unsecured general obligations of New BlackRock to pay in the future the value of accounts established and maintained by New BlackRock (the “IDCP Deferred Compensation Accounts”) for participating IDCP Eligible Employees (each a “IDCP Participant”) under the IDCP, adjusted to reflect, where applicable, the performance during the deferral period, whether positive or negative, of certain tracking investments that are available under the IDCP (the “IDCP Investment Funds”). The IDCP Investment Funds shall be chosen in the sole discretion of the Committee, and the IDCP Participants may designate their individual IDCP Deferred Compensation Accounts to one or more IDCP Investment Funds.

The IDCP will be administered by the Committee. The amount of compensation to be deferred by each IDCP Participant will be a percentage of such IDCP Participant’s total bonus, 100% in the case of annual bonuses with respect to services for Anthracite Capital, Inc. (“Anthracite Bonuses”), and a percentage to be determined by the Committee in accordance with the IDCP, not to exceed 50%, in the case of other annual bonuses.

Subject to the terms of the IDCP, the amounts deferred by IDCP Participants which are not Anthracite Bonuses will be used to make tracking investments in the Investment Funds. The IDCP Obligations to each IDCP Participant will equal the balance in the IDCP Participant’s IDCP Deferred Compensation Account. Each IDCP Participant’s IDCP Deferred Compensation Account will be adjusted to reflect deferrals by the IDCP Participant, employer contributions, if any, and the investment performance of the IDCP Investment Funds, including any appreciation or depreciation, where applicable. Subject to the terms of the IDCP, Anthracite Bonuses will be deferred as rights to receive Anthracite Capital, Inc. stock or cash on some later date and subject to certain conditions (“Anthracite RSUs”).

The IDCP Obligations will be distributed by New BlackRock in accordance with the terms of the IDCP. Only vested amounts will be distributed. Deferrals of bonuses which are not Anthracite Bonuses vest in three equal and annual installments starting with the first anniversary of the deferral, subject to acceleration upon a termination of employment other than for cause, death, disability or retirement of the IDCP Participant. Employer contributions and investment appreciation vest on the third anniversary of such credits, subject to acceleration upon death, disability or retirement of the IDCP Participant. Anthracite RSUs vest in three equal and annual installments starting with the June 30 of the calendar year following the grant date, subject to acceleration upon a termination of employment other than for cause, death, disability or retirement of the IDCP Participant. Generally, distributions of the IDCP Obligations are made as soon as practicable after vesting; upon any termination of employment, vested portions will be distributed and unvested portions will be forfeited. However, subject to the terms of the IDCP, IDCP Participants may elect to defer receipt of shares or cash in settlement of Anthracite RSUs to certain later dates.

An IDCP Participant’s right or the right of any other person to the IDCP Obligations cannot be assigned or transferred in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process. The Committee may at any time amend or terminate the IDCP, except that no such amendment or termination may act to reduce an IDCP Participant’s IDCP Deferred Compensation Account as it existed as of the day before the effective date of such amendment or termination.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities being registered hereby has been passed upon for New BlackRock by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Item 6. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of New BlackRock provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of the directors of New BlackRock will be liable to New BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to New BlackRock or the stockholders of New BlackRock or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, New BlackRock and the stockholders of New BlackRock may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

The amended and restated bylaws of New BlackRock provide that New BlackRock will indemnify, to the maximum extent permitted by Delaware law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of New BlackRock, or is or was serving at the request of New BlackRock as a director or officer of another corporation, partnership or other enterprise. The amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, judgments, fines and amounts paid in settlement by the director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Implementation and Stockholder Agreement, dated as of February 15, 2006, among The PNC Financial Services Group, Inc., New BlackRock, Inc. (formerly New Boise, Inc.) and BlackRock, Inc. (incorporated by reference to Exhibit 10.1 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.2	Stockholder Agreement, dated as of February 15, 2006, between Merrill Lynch & Co., Inc. and New BlackRock, Inc. (formerly New Boise, Inc.) (incorporated by reference to Exhibit 10.2 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.3	First Amendment, dated as of February 15, 2006, to the Share Surrender Agreement, dated as of October 10, 2002, among PNC Bancorp., Inc., The PNC Financial Services Group, Inc. and BlackRock, Inc. (incorporated by reference to Exhibit 10.3 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.4	Specimen Common Stock Certificate

4.5	Registration Rights Agreement, dated as of February 23, 2005, between the Registrant and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named therein, relating to the 2.625% Convertible Debentures due 2035 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-15305) for the year ended December 31, 2004)

4.6	Registration Rights Agreement, dated as of September 29, 2006, among the Registrant, Merrill Lynch & Co., Inc. and The PNC Financial Services Group, Inc.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered

10.1	BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.2	Amendment No. 1 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.3	Amendment No. 2 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.4	Amendment No. 3 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.5	Amendment No. 4 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.6	BlackRock, Inc. 2002 Long-Term Retention and Incentive Program

10.7	Amendment No. 1 2002 Long-Term Retention and Incentive Program

10.8	Amendment No. 2 2002 Long-Term Retention and Incentive Program

10.9	BlackRock, Inc. Nonemployee Directors Stock Compensation Plan

10.10	BlackRock, Inc. Voluntary Deferred Compensation Plan

10.11	BlackRock, Inc. Involuntary Deferred Compensation Plan

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on September 29, 2006.

NEW BLACKROCK, INC.

By:	/s/ Robert P. Connolly
Name:	Robert P. Connolly
Title:	Managing Director, General Counsel
and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Ralph L. Schlosstein, Steven E. Buller and Robert P. Connolly, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of shares and deferred compensation obligations of New BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Laurence D. Fink Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2006

/s/ Steven E. Buller Steven E. Buller	Managing Director and Chief Financial Officer (Principal Financial Officer)	September 29, 2006

/s/ Joseph Feliciani, Jr. Joseph Feliciani, Jr.	Managing Director (Principal Accounting Officer)	September 29, 2006

/s/ William O. Albertini William O. Albertini	Director	September 29, 2006

/s/ William S. Demchak William S. Demchak	Director	September 29, 2006

/s/ Dennis D. Dammerman Dennis D. Dammerman	Director	September 29, 2006

/s/ Kenneth B. Dunn, Ph.D. Kenneth B. Dunn, Ph.D.	Director	September 29, 2006

/s/ Murry S. Gerber Murry S. Gerber	Director	September 29, 2006

/s/ James Grosfeld James Grosfeld	Director	September 29, 2006

/s/ David H. Komansky David H. Komansky	Director	September 29, 2006

/s/ Thomas H. O’Brien Thomas H. O’Brien	Director	September 29, 2006

/s/ Linda Gosden Robinson Linda Gosden Robinson	Director	September 29, 2006

/s/ James E. Rohr James E. Rohr	Director	September 29, 2006

/s/ Ralph L. Schlosstein Ralph L. Schlosstein	Director	September 29, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Implementation and Stockholder Agreement, dated as of February 15, 2006, among The PNC Financial Services Group, Inc., New BlackRock, Inc. (formerly New Boise, Inc.) and BlackRock, Inc. (incorporated by reference to Exhibit 10.1 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.2	Stockholder Agreement, dated as of February 15, 2006, between Merrill Lynch & Co., Inc. and New BlackRock, Inc. (formerly New Boise, Inc.) (incorporated by reference to Exhibit 10.2 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.3	First Amendment, dated as of February 15, 2006, to the Share Surrender Agreement, dated as of October 10, 2002, among PNC Bancorp., Inc., The PNC Financial Services Group, Inc. and BlackRock, Inc. (incorporated by reference to Exhibit 10.3 to BlackRock, Inc.’s Current Report on Form 8-K (Commission File No. 001-15305) filed on February 22, 2006)

4.4	Specimen Common Stock Certificate

4.5	Registration Rights Agreement, dated as of February 23, 2005, between the Registrant and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named therein, relating to the 2.625% Convertible Debentures due 2035 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-15305) for the year ended December 31, 2004)

4.6	Registration Rights Agreement, dated as of September 29, 2006, among the Registrant, Merrill Lynch & Co., Inc. and The PNC Financial Services Group, Inc.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered

10.1	BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.2	Amendment No. 1 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.3	Amendment No. 2 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.4	Amendment No. 3 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.5	Amendment No. 4 to the BlackRock, Inc. 1999 Stock Award and Incentive Plan

10.6	BlackRock, Inc. 2002 Long-Term Retention and Incentive Program

10.7	Amendment No. 1 2002 Long-Term Retention and Incentive Program

10.8	Amendment No. 2 2002 Long-Term Retention and Incentive Program

10.9	BlackRock, Inc. Nonemployee Directors Stock Compensation Plan

10.10	BlackRock, Inc. Voluntary Deferred Compensation Plan

10.11	BlackRock, Inc. Involuntary Deferred Compensation Plan

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)